[graphic]
                                   DISCOVERY AND NON-DISCLOSURE AGREEMENT
 CADUS
 PHARMACEUTICAL
 CORPORATION


For value received, and for other good and valuable consideration, including my employment or other association with CADUS PHARMACEUTICAL CORPORATION (the "Company"), the offer of employment or other association made to me by the Company (whether or not I accept it) and the compensation to be paid to me, I hereby covenant and agree with the Company (which term shall include any affiliate, subsidiary or successor to the Company) as follows:

1. DISCLOSURE OF DISCOVERIES

I hereby agree that I shall promptly communicate in writing to the Company, or to such individual as the Company may, from time to time, designate, a full and complete disclosure of any and all research and other information, inventions, processes, designs, materials, products, developments, discoveries and improvements ("Discoveries") made, developed, invented, conceived and/or reduced to practice by me alone or jointly with others, whether or not patentable or copyrightable (i) while in the employ of, or other association with, the Company, whether during or outside of the usual hours of work, and (ii) during a one (1) year period following the termination of my employment or other association with the Company, and which are reasonably related to the business of the Company during the term of my employment or other association with the Company. All such Discoveries shall be and remain the sole and exclusive property of the Company.

2. ASSIGNMENT OF DISCOVERIES

I hereby agree to, and hereby do, assign and transfer to the Company, or to its nominee or designee, without any separate remuneration or compensation to me other than the compensation received or assigned to me from time to time in the course of my aforesaid employment or other association with the Company, all my rights, title and interest throughout the world in and to such Discoveries, together with the right to file, and/or own wholly and without restriction, applications for United States and foreign patents on all Discoveries, and to do, execute and deliver any and all acts and instruments that may be necessary and proper to vest in the Company all such Discoveries, patents, copyrights and trademarks; and that I will render to the Company, or to its nominee or designee, all such assistance as it may require in the prosecution of all such patent, copyright and trademark applications, and applications for the reissue of such patents, copyrights and trademarks. I agree that I shall also execute, upon request, documents which secure to the Company the interests here conveyed.

I further agree that I shall assist, upon request, in locating writings and other physical evidence of the making of my Discoveries, and provide unrecorded information relating to such Discoveries, and give testimony in any proceeding in which any of my Discoveries, or any application or patent, copyright or trademark directed thereto, may be involved.

3. COPYRIGHT; PUBLISHING

I hereby agree that I shall promptly disclose to the Company any and all publishable and/or copyrightable material which I produce, compose, or write, individually or in collaboration with others, which arises out of work delegated to me by the Company, and I further agree that such materials shall be considered works made for hire.

At the expense of the Company, and to the extent that such material may not be considered works made for hire, I shall assign to the Company all my interest in such copyrightable material, and will sign all papers and do all other acts necessary to assist the Company in obtaining copyrights on such material in any and all countries.

4. TRADE SECRETS; CONFIDENTIAL INFORMATION

I hereby agree that I will not disclose to any unauthorized third party or use for my own benefit any trade secrets (as hereinafter defined) or other confidential information pertaining to the Company, its proprietary technology and its business. A trade secret is information, not generally known to the trade, which gives the Company an advantage over its competitors. Trade secrets include, without limitation, research being planned and developed, research methods and processes, sources of supply, materials used in research, information concerning the filing or pendency of patent applications, identity of licensors and licensees of technology, and marketing plans. Such obligation of confidentiality shall be waived as to information which (i) is in the public domain, (ii) comes into the public domain through no fault of my own, (iii) was known to me prior to its disclosure under this Agreement, or (iv) is disclosed to me by a third party having lawful right to make such disclosure.

5. COMPANY INFORMATION

I hereby agree that I will not, without first obtaining the written approval of the Company, or of such individual as the Company may, from time to time, designate, divulge or disclose to anyone outside of the Company, whether by private communication or by public address, publication or otherwise, any information (including, but not limited to materials) not already lawfully available to the public concerning the Company's business and/or products, including, but not limited to, all information about (a) the Company's production, profitability, business and legal plans, finances, internal affairs, competitive position, customers and vendors; (b) its formulae, processes, methods, reports, machines, or inventions; and (c) any such information relating to the business of any corporation, firm or person for whom the Company is conducting, or shall conduct, research services, or is providing, or shall provide, other services, whether supplied, developed and/or conceived by me or by others in the employ or other association with the Company.

6. NON-SOLICITATION OF EMPLOYEES

During the period of my employment or other association with the Company and for one (1) year thereafter, I will not directly or indirectly: (i) employ, hire, or cause to be employed or hired, any person who is then employed by the Company or was so employed within six (6) months prior thereto; or (ii) cause, invite, solicit, entice or induce any such person to terminate his employment with the Company.

7. NON-COMPETITION

During the period of my employment or other association with the Company, I shall not, without the prior written consent of the Company, directly or indirectly, for myself, or as an agent on behalf of, or in conjunction with, any person, firm, organization or business enterprise, (i) engage in a business competitive with the business of the Company, (ii) engage in research, development or marketing of pharmaceutical products or biological reagents or materials (other than on behalf of the Company), (iii) engage or participate in or become employed by or render advisory or other services to any person, firm, organization or business enterprise engaged in a business competitive with the business of the Company or in research, development or marketing of pharmaceutical products or biological reagents or materials (other than the Company), or (iv) invest or otherwise become interested in, as principal, partner, officer, director or stockholder of, any such person, firm, organization or business enterprise (other than the Company). Nothing contained herein, however, shall restrict me from acquiring or holding stock in any publicly-held company so long as such ownership does not exceed 5% of the total outstanding stock of such company.

8.  INJUNCTIVE AND OTHER EQUITABLE RELIEF

I acknowledge that, in the event of a breach or threatened breach by me of any of the provisions of this Agreement, the Company would sustain irreparable injury and damage. Therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, it shall be entitled to the remedies of injunction, specific performance and other equitable relief for a breach or threatened breach by me of any of the provisions of this Agreement. This Paragraph 8 shall not, however, be construed as a waiver of any of the rights which the Company may have for damages or otherwise.

9. COMPANY PROPERTY; TERMINATION CERTIFICATION

Upon the termination of my employment or other association with the Company or my election not to accept the Company's offer of employment or other association, I hereby agree to turn over to the Company all models, prototypes, notes, memoranda, notebooks, drawings, specifications, records, customer lists, proposals, business plans, and other documents and/or materials, tools, equipment programs, databases or other property in my possession or under my control, relating to any work done for, or otherwise belonging to, the Company, it being acknowledged and agreed to by me that all such items are the sole property of the Company, and I hereby agree to sign the following "Termination Certificate" upon such termination of my employment or other association with the Company or upon my election not to accept the Company's offer of employment or other association:

     "This is to certify that I do not have in my possession or custody, nor have I failed to return, any materials, models, prototypes, notes, memoranda, notebooks, drawings, specification, records, customer lists, proposals, business plans, or copies of any of these, and other documents, and/or materials, tools, equipment programs, databases or other property belonging to the Company."

10. DEFINITIONS

For the purpose of Paragraphs 4, 5, 7 and 9, "materials" include, without limitation, biological materials such as cells, lipids, polysaccharides, proteins and natural and synthetic nucleic acid molecules, such as plasmids and vectors.

11. GOVERNING LAW

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the choice of law principles thereof.

12. GENERAL PROVISIONS

(a) If at any time subsequent to the date hereof any provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provisions shall be of no force and effect, but the illegality or unenforceability of such provisions shall have no effect upon and shall not impair the enforceability of any other provision of this

     Agreement. Furthermore, if any provision of this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the fullest extent compatible with the existing applicable law.

(b) I further agree that this Agreement shall be binding upon me irrespective of the duration of my employment or other association with the Company, the reasons for the cessation of my employment or other association with the Company, or the amount of my compensation and/or salary.

(c) This Agreement is the entire agreement between the Company and me with respect to the subject matter hereof, and no modification or variation hereof shall be deemed valid unless in a writing signed by the Company.

(d) This Agreement shall be binding upon my heirs, executors, successors, administrators, and legal representatives, and shall insure to the benefit of the successors and assigns of the Company.

(e) I represent and warrant to the Company that I am not under any obligations to any person, firm or corporation, and have no other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair in any way the performance by me of the covenants hereunder or my duties in my said employment or other association with the Company.

IN WITNESS WHEREOF, I have hereunto set my hand as of __________, 199__ at Tarrytown, New York.


WITNESS:                                           ----------------------------
                                                   Signature


- -------------------------                          ----------------------------
                                                   Print Name


                                                   ----------------------------
                                                   Address